                                                                    EXHIBIT 99.3

                          OFFICE OF THRIFT SUPERVISION

                             WASHINGTON, D.C. 20552


                                 CURRENT REPORT
                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       MARCH 24, 1999
                                                --------------------------------


                  MUTUAL SAVINGS BANK, F.S.B., A STOCK COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     UNITED STATES                       00321                  38-0861665
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(State or other jurisdiction        (OTS Docket Number)        (IRS Employer
   of incorporation)                                         Identification No.)


623 WASHINGTON AVENUE, BAY CITY, MICHIGAN                         48708
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code  (517) 892-3511
                                                  ------------------------------


                                                               Page 1 of 7 pages
                                                      Exhibit Index is on Page 4


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ITEM 5.  OTHER EVENTS

On March 24, 1999, Mutual Savings Bank, f.s.b. , A Stock Company ("MSB") entered into a definitive agreement with Independent Bank Corporation, a Michigan corporation ("IBC"), providing for the acquisition of MSB by IBC (the "Merger"). As a result of the Merger, each share of MSB's common stock will be converted into the right to receive 0.80 shares of common stock of IBC. The Merger is conditioned upon, among other things, approval by MSB shareholders, IBC shareholders and the receipt of certain regulatory and governmental approvals. It is intended that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes. For more information, reference is made to the Press Release, dated March 24, 1999, issued by MSB and IBC relating to the Merger, attached as Exhibit 99 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (c)   Exhibit:

         99   IBC and MSB Press Release dated March 24, 1999


                                                               Page 2 of 7 pages
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       MUTUAL SAVINGS BANK, F.S.B.



March 26, 1999                    By:  /s/ Robert N. Shuster
-----------------------                -----------------------------------------
Date                                   Robert N. Shuster
                               Title:  Chief Executive Officer
                                       (Duly Authorized Officer)



March 26, 1999                    By:  /s/ Bernard D. Williams
-----------------------                -----------------------------------------
Date                                   Bernard D. Williams
                               Title:  Senior Vice President,
                                       Chief Financial Officer and Treasurer
                                       (Principal Financial Officer)




                                                               Page 3 of 7 pages

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                                  EXHIBIT INDEX
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
Number         Description                                                Sequential Page
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No.
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
   99          IBC and MSB Press Release dated March 24, 1999....................5




                                                               Page 4 of 7 pages
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                                                                      EXHIBIT 99
NEWS RELEASE

NASDAQ-NMS:       IBCP
NASDAQ-NMS:       MSBK
FOR RELEASE:      4:00 PM
DATE:             MARCH 24, 1999

CONTACTS:       INDEPENDENT BANK CORPORATION
                MR. WILLIAM KOHLS (616) 527-5820 X1257

                MUTUAL SAVINGS BANK, F.S.B.
                MR. ROBERT SHUSTER (517) 892-0731

          INDEPENDENT BANK CORPORATION AND MUTUAL SAVINGS BANK, F.S.B.
                            ANNOUNCE MERGER AGREEMENT

                MERGER EXPECTED TO BE ACCRETIVE TO INDEPENDENT'S
                        EARNINGS AND BOOK VALUE PER SHARE
            WHILE EXPANDING INDEPENDENT'S CENTRAL MICHIGAN FRANCHISE

         Ionia, Michigan -- Mr. Charles Van Loan, President and CEO of Independent Bank Corporation ("IBC"), and Mr. Robert Shuster, CEO of Mutual Savings Bank-, f.s.b. ("MSB"), announced today that they have signed a definitive agreement for the acquisition of MSB by IBC. MSB shareholders will receive 0.80 shares of IBC common stock for each share of MSB common stock. Based upon a current market price of IBC common stock of $18.25, the transaction results in market value of $14.60 for each share of MSB common stock.

         This acquisition will significantly expand IBC's community banking franchise by adding 22 branch offices that complement its existing delivery system. The combined company will be a leading local provider of financial services in central Michigan. Under the transaction, IBC will organize a new state-charter commercial bank headquartered in Bay City, Michigan. MSB will consolidate with this newly chartered bank and Mr. Shuster will become its President and CEO.

         Mr. Van Loan stated, "This acquisition underscores our focus on community banking. We have been successful in communities that are similar to the markets served by MSB. We believe their customer base, lending capacity and branch network provide tremendous opportunities for the combined company," Mr. Van Loan continued, "Our analysis anticipates significant opportunities to enhance the margin and generate additional fees. Based upon this analysis, we believe the transaction will be accretive to our earnings as well as our book value."

         Mr. Shuster commented, "We're very pleased to be affiliating with IBC. Our customers and employees will be well-served by the transaction and our shareholders will benefit as they become owners of one of Michigan's strongest community banks with very attractive potential in their stock."

                                                               Page 5 of 7 pages
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                                                                      EXHIBIT 99

         The transaction is subject to approval by the shareholders of both companies as well as regulatory agencies and is expected to be completed in the third quarter of 1999. The merger has been structured as a tax-free exchange and will be accounted for as a "pooling-of-interests." IBC anticipates approximately $4.5 million, net of federal income tax, of one-time merger related charges.

         The merger agreement contains a provision which would allow MSB the right to terminate the planned merger, if Independent's average common stock price falls below certain pre-determined levels, prior to closing. The merger agreement also provides IBC with a warrant to purchase 19.99% of MSB shares under certain specified circumstances.

         MSB, with assets of $564 million and deposits of $420 million as of December 31, 1998, has its headquarters in Bay City, Michigan and provides banking services through a total of 22 offices. Its common stock trades on the Nasdaq Stock Market under the symbol MSBK.

         IBC had assets totaling more than $1 billion at December 31, 1998. Its four subsidiary banks operate 71 offices across Michigan's Lower Peninsula. The company's common stock trades on the Nasdaq Stock Market under the symbol IBCP.

                                       ###

         This release contains certain forward-looking statements regarding Independent Bank Corporation, Mutual Savings Bank, f.s.b. as well as the combined company. Such forward-looking statements relate to cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the Merger, and certain restructuring charges expected to be incurred in connection with the Merger. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.

THE FOLLOWING SUMMARY FINANCIAL DATA IS PART OF THIS PRESS RELEASE.


                                                               Page 6 of 7 pages
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                                                                      EXHIBIT 99


SUMMARY FINANCIAL DATA                  IBCP                       MSBK
-----------------------------------------------------------------------
BALANCE SHEET (12/31/98)
Total Assets                         $1,085,258                $564,434
Total Loans                             862,345                 335,493
Total Deposits                          830,514                 420,818
Total Equity                             69,705                  36,136
Tang. Equity / Assets                     4.78%                   6.40%
Loans / Deposits                        103,83%                  79.72%
Book Value Per Share                      $9.44                   $8.42

CAPITAL RATIOS
Leverage Ratio                            6.23%                   6.39%
Tangible Tier 1 / RWA                     8.72%                  12.56%
Tangible Total Capital / RWA              9.97%                  13.17%

MARKET STATISTICS
Stock Price (3/23/99)                    $18.25                   $9.56
F.D. Market Capitalization             $135,543                 $41,012
Price / 1998 Book                          193%                    114%
Avg. Daily Trade Volume (LTM)             7,299                   9,873


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